AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997
                                                    REGISTRATION NO. 333-17991
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549
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                               AMENDMENT NO. 1
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                          KOS PHARMACEUTICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
            FLORIDA                        2834                        65-0670898
  (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                                                              DANIEL M. BELL
     1001 BRICKELL BAY DRIVE, SUITE 2502,          1001 BRICKELL BAY DRIVE, SUITE 2502,
               MIAMI, FL 33131                                MIAMI, FL 33131
                 305-577-3464                                  305-577-3464
        (ADDRESS, INCLUDING ZIP CODE,                  (ADDRESS, INCLUDING ZIP CODE,
 AND TELEPHONE NUMBER, INCLUDING AREA CODE,           AND TELEPHONE NUMBER, INCLUDING
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)         AREA CODE, OF AGENT FOR SERVICE)

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                                  COPIES TO:
        STEVEN SONBERG, ESQ.                        BRUCE K. DALLAS, ESQ.
          HOLLAND & KNIGHT                          DAVIS POLK & WARDWELL
 ONE EAST BROWARD BOULEVARD, SUITE 1300              450 LEXINGTON AVENUE
     FORT LAUDERDALE, FL 33301                        NEW YORK NY 10017
            954-525-1000                                 212-450-4000
    TELECOPIER NO. 954-463-2030                  TELECOPIER NO. 212-450-4800

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       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                EXPLANATORY NOTE

   This Amendment No. 1 to the Form S-1 Registration Statement is a Part II filing solely to file exhibits and make related technical changes. Accordingly, a preliminary prospectus has been omitted.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS


   EXHIBIT
   NUMBER                                              DESCRIPTION
   -------                                             -----------
 1.1**       Form of Underwriting Agreement among the Company, Cowen & Company, Dillon, Read & Co. Inc., and
             Salomon Brothers Inc, as Representatives of the several Underwriters.
 3.1*        Articles of Incorporation of the Company
 3.2*        Bylaws of the Company
 4.1*        See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company
             defining the rights of holders of Common Stock of the Company
 4.2**       Form of Common Stock certificate of the Company
 5**         Opinion of Holland & Knight LLP
10.1*        Employment Agreement dated as of July 1, 1996, between Daniel M. Bell and the Company
10.2*        Nonqualified Stock Option Agreement by and between the Company and Daniel M. Bell dated as of June
             20, 1996
10.3*        Employment Agreement dated as of June 15, 1996, between David Bova and the Company
10.4*        Kos Pharmaceuticals, Inc. 1996 Stock Option Plan
10.5+        Development Agreement by and between the Company and Fuisz Technologies Ltd.
10.6**       Promissory Note in favor of Kos Investments
10.7*        Registration Rights Agreements dated as of June 30, 1996 by and between the Company and Kos Holdings,
             Inc.
10.8*        Oakwood Business Center Lease, dated May 2, 1991, between STS Buildings Associates, L.P. and the
             Company.
10.9*        Oakwood Business Center Lease, dated May 15, 1990, between STS Buildings Associates, L.P. and the
             Company.
10.10*       Oakwood Business Center Lease, dated January 7, 1993, between STS Buildings Associates, L.P. and the Company.
10.11*       Modification and Extension Agreement, dated June 6, 1996, between STS Buildings Associates, L.P.
             and the Company.
10.12*       Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.13*       Assignment and Second Modification of Loan Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.14*       Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.15*       Lease between Center Realty, L.P. and the Company, dated May 1993.
10.16*       Third Modification of Lease Agreement, dated November 21, 1996, by and between Oakwood Business
             Center Limited Partnership and the Company.
10.17+       Option/Licensing Agreement by and between the Company and Fuisz Technologies Ltd.
10.18+       Development Agreement by and between the Company and Fuisz Technologies Ltd.
10.19+       Option/Licensing Agreement by and between the Company and Fuisz Technologies Ltd.
21*          Subsidiaries of the Company
23.1**       Consent of Holland & Knight LLP (included in Exhibit 5 above)
23.2*        Consent of Arthur Andersen LLP
24*          Power of Attorney (included on signature page of this Registration Statement)
27*          Financial Data Schedule
99.1*        Consent of John Brademas
99.2*        Consent of Louis C. Lasagna
99.3*        Consent of Mark Novitch
99.4*        Consent of Frederick B. Whittemore

---------------
 * Previously filed.
** To be filed by amendment.
 + Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on January 17, 1997.


                                          KOS PHARMACEUTICALS, INC.

                                          By: /s/ DANIEL M. BELL
                                              ----------------------------------
                                                  Daniel M. Bell
                                                  President and Chief
                                                  Executive Officer


   Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                           DATE
         ---------                          -----                           ----
/s/ DANIEL M. BELL         President, Chief Executive Officer      January 17, 1997
-----------------------      and Director
 Daniel M. Bell              (Principal Executive Officer)

/s/ MICHAEL JAHARIS*       Chairman of the                         January 17, 1997
-----------------------      Board of Directors
 Michael Jaharis

/s/ JUAN F. RODRIGUEZ*     Controller                              January 17, 1997
-----------------------     (Principal Accounting Officer
Juan F. Rodriguez           and Principal Financial Officer)

/s/ ROBERT E. BALDINI*     Vice Chairman of the                    January 17, 1997
-----------------------      Board of Directors
 Robert E. Baldini

/s/ STEVEN JAHARIS*        Director                                January 17, 1997
-----------------------
 Steven Jaharis

* By: /s/ DANIEL M. BELL                                           January 17, 1997
      --------------------------
      Daniel M. Bell
      Attorney-in-fact

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                              DESCRIPTION
   -------                                             -----------
 1.1**       Form of Underwriting Agreement among the Company, Cowen & Company, Dillon, Read & Co. Inc., and
             Salomon Brothers Inc, as Representatives of the several Underwriters.
 3.1*        Articles of Incorporation of the Company
 3.2*        Bylaws of the Company
 4.1*        See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company
             defining the rights of holders of Common Stock of the Company
 4.2**       Form of Common Stock certificate of the Company
 5**         Opinion of Holland & Knight LLP
10.1*        Employment Agreement dated as of July 1, 1996, between Daniel M. Bell and the Company
10.2*        Nonqualified Stock Option Agreement by and between the Company and Daniel M. Bell dated as of June
             20, 1996
10.3*        Employment Agreement dated as of June 15, 1996, between David Bova and the Company
10.4*        Kos Pharmaceuticals, Inc. 1996 Stock Option Plan
10.5+        Development Agreement by and between the Company and Fuisz Technologies Ltd.
10.6**       Promissory Note in favor of Kos Investments
10.7*        Registration Rights Agreements dated as of June 30, 1996 by and between the Company and Kos Holdings,
             Inc.
10.8*        Oakwood Business Center Lease, dated May 2, 1991, between STS Buildings Associates, L.P. and the
             Company.
10.9*        Oakwood Business Center Lease, dated May 15, 1990, between STS Buildings Associates, L.P. and the
             Company.
10.10*       Oakwood Business Center Lease, dated January 7, 1993, between STS Buildings Associates, L.P. and the Company.
10.11*       Modification and Extension Agreement, dated June 6, 1996, between STS Buildings Associates, L.P.
             and the Company.
10.12*       Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.13*       Assignment and Second Modification of Loan Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.14*       Assignment and Second Modification of Lease Agreement, dated June 30, 1996, by and between Oakwood
             Business Center Limited Partnership and the Company.
10.15*       Lease between Center Realty, L.P. and the Company, dated May 1993.
10.16*       Third Modification of Lease Agreement, dated November 21, 1996, by and between Oakwood Business
             Center Limited Partnership and the Company.
10.17+       Option/Licensing Agreement by and between the Company and Fuisz Technologies Ltd.
10.18+       Development Agreement by and between the Company and Fuisz Technologies Ltd.
10.19+       Option/Licensing Agreement by and between the Company and Fuisz Technologies Ltd.
21*          Subsidiaries of the Company
23.1**       Consent of Holland & Knight LLP (included in Exhibit 5 above)
23.2*        Consent of Arthur Andersen LLP
24*          Power of Attorney (included on signature page of this Registration Statement)
27*          Financial Data Schedule
99.1*        Consent of John Brademas
99.2*        Consent of Louis C. Lasagna
99.3*        Consent of Mark Novitch
99.4*        Consent of Frederick B. Whittemore

---------------
 * Previously filed.
** To be filed by amendment.
 + Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.